Exhibit 10.2

[Letterhead of JPMorgan Fleming Asset Management]

Beth Halberstadt American Bar Retirement Association 3 Batterymarch Park Quincy, MA 02169-7422 United States	27th October 2003

Amendments to Investment Management Agreement

I refer to the Investment Management Agreement dated April 1st 2003 between J.P.Morgan Fleming Asset Management (London) Limited and State Street Bank and Trust Company.

Foreign Exchange Disclosure

The following language is hereby added to Clause 4i.

“Notwithstanding any other provision of this Agreement, to the extent that any market counterparty with whom the Manager deals requires information relating to the Portfolio (including, but not limited to, the identity of the Client and market value of the Portfolio), the Manager shall be permitted to disclose such information to the extent necessary to effect transactions on behalf of the Client in accordance with the terms of this Agreement.”

We will be grateful if you can please indicate your approval of the above by signing below,

J.P.Morgan Fleming Asset Management (London) Limited

/S/ SHARON GRAY
Vice President Client Account Management

Signed and Agreed:

State Street Bank and Trust Company

/S/ BETH HALBERSTADT
Name: Vice President Date: 5/12/04